UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 15, 2026
SOLVENTUM CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	File No. 001-41968	92-2008841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Yankee Doodle Road, Eagan, Minnesota		55121
(Address of Principal Executive Offices)		(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (651) 733-1110
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.01 Per Share	SOLV	New York Stock Exchange
Securities registered pursuant to section 12(g) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange Act.     ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
Solventum Corporation (“Solventum”) held its annual meeting of shareholders on May 15, 2026. Set forth below are the final voting results for each of the matters submitted to a vote of the shareholders. For more information about the proposals set forth below, please see our definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 27, 2026 (“Proxy Statement”).
Proposal Number 1: The shareholders elected each of the four Class II nominees to the Board of Directors for a two-year term by the vote of the majority of votes cast, in accordance with Solventum’s Bylaws.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Carlos Albán	113,939,793	28,222,261	245,989	14,775,264
Susan D. DeVore	114,805,983	27,423,164	178,896	14,775,264
Shirley Edwards	114,791,447	27,466,524	150,072	14,775,264
Dr. Bernard A. Harris Jr.	115,208,575	26,957,258	242,210	14,775,264
Proposal Number 2: The shareholders approved, on an advisory basis, the compensation of Solventum’s Named Executive Officers as described in the Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
105,240,522	36,603,358	564,163	14,775,264

Proposal Number 3: The shareholders ratified the appointment of PricewaterhouseCoopers LLP as Solventum’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Votes For	Votes Against	Abstentions	Broker Non-Votes
156,439,674	509,463	234,170	N/A

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOLVENTUM CORPORATION

By:	/s/ Wayde McMillan

Wayde McMillan
Executive Vice President and Chief Financial Officer
Dated: May 20, 2026